Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Requests Re-Examination of CHMP Opinion on FOLOTYN® in PTCL at the European Medicines Agency

WESTMINSTER, Colo., Monday, January 30, 2012 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced that it has submitted a request to the European Medicines Agency (EMA) for a re-examination of the negative opinion issued in January by the EMA’s Committee For Medicinal Products for Human Use (CHMP) for conditional approval of FOLOTYN® (pralatrexate injection) for the treatment of patients with peripheral T-cell lymphoma (PTCL) whose disease has progressed after at least one prior systemic therapy.  PTCL comprises a biologically diverse group of aggressive, rare blood cancers that have a worse prognosis than most other types of lymphoma, including B-cell lymphoma.  According to current CHMP guidelines, a final opinion on the re-examination could be issued by the EMA within four to five months.

“We believe FOLOTYN has the potential to offer an important new treatment option for patients with relapsed or refractory peripheral T-cell lymphoma, an indication for which there are currently no EMA-approved therapies and no accepted standard of care,” said Charles Morris, MB ChB, MRCP, chief medical officer at Allos Therapeutics.  “We look forward to working closely with our partner Mundipharma and the CHMP during the re-examination process.”

Pralatrexate has orphan medicinal product designation in Europe for the treatment of PTCL (nodal, other extranodal, and leukaemic/disseminated).  In the E.U., orphan medicinal product designation is conferred upon investigational products for diseases that affect fewer than five in 10,000 patients.  Products with orphan designation that are the first to be approved for a specific indication, and continue to meet the requirements for orphan designation, receive up to ten years of market exclusivity in the E.U.

About FOLOTYN

FOLOTYN, a folate analogue metabolic inhibitor, was discovered by Sloan-Kettering Institute for Cancer Research, SRI International and Southern Research Institute and developed by Allos Therapeutics.  In September 2009, the U.S. Food and Drug Administration (FDA) granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL.  This indication is based on overall response rate.  Clinical benefit such as improvement in progression-free survival or overall survival has not been demonstrated.  FOLOTYN has been available to patients in the U.S. since October 2009.

About Peripheral T-Cell Lymphoma

Peripheral T-cell lymphomas are a biologically diverse group of aggressive, mature T and NK (natural killer) cell non-Hodgkin lymphomas with similar outcomes, which include PTCL-NOS (PTCL not otherwise specified), AITL (angioimmunoblastic T-cell lymphoma), and ALCL (anaplastic large-cell lymphoma).(1)  The prognosis for patients with PTCL is generally poor for most subtypes.(2)

T-cell lymphomas account for approximately 10% to 15% of all cases of non-Hodgkin lymphomas (NHL).(1)-(3)  The majority of patients ultimately have refractory disease to a variety of agents, including multi-agent chemotherapy with CHOP (cyclophosphamide, doxorubicin, vincristine, and prednisone) or CHOP-like regimens.  The 5-year overall survival rate in these patients is 25% to 40%, depending on sub-type.(4)-(5)

About Conditional Marketing Authorisation

A conditional marketing authorisation is granted to a medicinal product with a positive benefit/risk assessment that fulfils an unmet medical need when the benefit to public health of immediate availability outweighs the risk inherent in the fact that additional data are still required.  A conditional marketing authorisation is renewable annually.  As part of the conditions of a conditional marketing authorisation for FOLOTYN, further data would be required.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics.  Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor.  FOLOTYN is approved in the U.S. for the treatment of patients with relapsed or refractory PTCL.  For additional information, please visit www.allos.com.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If >Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued.

Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are >Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%).  The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.FOLOTYN.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding the Company’s request for re-examination of the CHMP opinion; the potential to obtain conditional approval of FOLOTYN from the EMA for the treatment of patients with PTCL whose disease has progressed after at least one prior systemic therapy; and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking.  Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially include, but are not limited to, that the design of and data collected from the Company’s pivotal PROPEL trial may not be adequate to demonstrate the safety and efficacy of FOLOTYN for the treatment of patients with PTCL whose disease has progressed after at least one prior systemic therapy, or otherwise be sufficient to support EMA approval; and risks and uncertainties relating to the Company’s strategic collaboration with Mundipharma, including the parties’ future product development, regulatory and commercialization strategies.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: The Allos logo and FOLOTYN name are registered trademarks of Allos Therapeutics, Inc.

Sources: Allos Therapeutics, Inc.

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Editor’s Note: This press release is also available under the Media section of Allos Therapeutics’ website at www.allos.com

References:

(1)	The Non-Hodgkin’s Lymphoma Classification Project. A clinical evaluation of the International Lymphoma Study Group classification of non-Hodgkin’s lymphoma. Blood. 1997;89(11):3909-3908.
(2)	Hennessy BT, Hanrahan EO, Daly PA. Non-Hodgkin lymphoma: an update [review]. Lancet Oncol. 2004;5(6):341-353.
(3)	O’Leary HM, Savage KJ. Novel therapies in peripheral T-cell lymphomas [review]. Curr Oncol Rep. 2008;134(5):202-207.
(4)	Savage KJ, Chhanabhai M, Gascoyne RD, et al. Characterization of peripheral T-cell lymphomas in a single North American institution by the WHO classification. Ann Oncol 2004;15(10):1467-75.
(5)	Savage KJ. Peripheral T-cell Lymphomas. Blood Rev. 2007; 21:201-216.